CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Seasons Series Trust of our report dated May 28, 2025, relating to the financial statements and financial highlights of each portfolio listed in Attachment I, which appears in Seasons Series Trust’s Certified Shareholder Report on Form N-CSR for the year ended March 31, 2025. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm and Legal Counsel” in such Registration Statement.

/S/PricewaterhouseCoopers LLP

Houston, Texas

July 23, 2025

Seasons Series Trust	Attachment I

SA Allocation Aggressive Portfolio (formerly SA Allocation Growth Portfolio)

SA Allocation Balanced Portfolio

SA Allocation Moderate Portfolio

SA Allocation Moderately Aggressive Portfolio (formerly SA Allocation Moderate Growth Portfolio)

SA American Century Inflation Managed Portfolio (formerly SA American Century Inflation Protection Portfolio)

SA Columbia Focused Value Portfolio

SA Franklin Allocation Moderately Aggressive Portfolio (formerly SA Putnam Asset Allocation Diversified Growth Portfolio)

SA Multi-Managed Diversified Fixed Income Portfolio

SA Multi-Managed International Equity Portfolio

SA Multi-Managed Large Cap Growth Portfolio

SA Multi-Managed Large Cap Value Portfolio

SA Multi-Managed Mid Cap Growth Portfolio

SA Multi-Managed Mid Cap Value Portfolio

SA Multi-Managed Small Cap Portfolio